(LSB BANCSHARES LOGO)

News Release
LSBTheBank | P.O. Box 867
Lexington, NC 27293-0867 | www.lsbnc.com

For Immediate Release

CONTACT: Monty J. Oliver, EVP & CFO; 336-242-6207 or 336-248-6500 or 1-800-876-6505, ext. 207

LSB BANCSHARES REPORTS 2ND QUARTER FINANCIAL RESULTS

     LEXINGTON, N. C., Thursday, July 15, 2004, — LSB Bancshares, Inc. (Nasdaq: LXBK), parent company of Lexington State Bank, reported net income in the second quarter of 2004 of $2,236,000, or $0.26 per diluted share, compared to $2,697,000, or $0.31 per diluted share, in the second quarter of 2003.

     The decline in earnings was primarily due to lower net interest income, which was adversely impacted by ongoing pressure on the net interest margin. Earnings were also negatively affected by a higher provision for loan losses. Net interest income decreased 5% to $9,647,000 in the second quarter of 2004 from $10,110,000 in the year-ago period, while the provision for loan losses was $781,000 in 2004’s second quarter, versus $487,000 in the second quarter of 2003. Noninterest income, net of a one-time gain on the sale of property that had been classified as other real estate owned, was relatively flat. Noninterest expense increased 2% to $9,468,000 in the second quarter of 2004 from $9,309,000 in 2003’s second quarter.

     For the six months ended June 30, 2004, net income was $4,389,000, or $0.51 per diluted share, compared to $5,251,000, or $0.61 per diluted share, in the first half of 2003. Net interest income decreased 4% to $19,081,000 in the six months ended June 30, 2004 versus the year-ago period. Including the aforementioned real estate gain, noninterest income increased approximately 3% over this period, which was essentially the same rate of growth as noninterest expense, while the provision for loan losses increased approximately 20% on a year-over-year basis.

     As of June 30, 2004, total assets were approximately $900 million, while deposits were $715 million and net loans were $680 million. Total assets and net loans grew modestly on a year-over-year basis, while deposits declined, partly due to a temporary surge in deposits that took place in the first half of 2003. The reserve for loan losses at the end of 2004’s second quarter was $8,112,000 or 1.18% of loans. Shareholders’ equity totaled $89.3 million, and represented an equity-to-assets ratio of 9.9%.

     “Business conditions remain challenging, particularly in terms of margins. Nevertheless, we continue to position the Bank for long-term profitable growth by containing costs and investing in new facilities, products and services,” said LSB Bancshares Chairman, President and CEO Robert F. Lowe. “On the expense side, I am particularly pleased that we limited our noninterest expense growth to less than 3% on a year-over-year basis. Further, we are in the process of consolidating several of our branches in Lexington, which will better utilize these facilities and further improve efficiency.” Lowe concluded, “At the same time, we are continuing to invest in the LSB ‘brand’ by introducing new products and marketing campaigns that emphasize relationship banking and are customer service oriented.”

     LSB Bancshares recently declared a quarterly dividend of $0.16 per share, which will be paid July 15, 2004 to shareholders of record as of July 1, 2004.

     Lexington State Bank, which opened on July 5, 1949, is a community bank based in the Piedmont region of North Carolina. The Bank owns two subsidiaries: LSB Investment Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities; and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing.

     Common stock of the bank’s parent company, LSB Bancshares, Inc., is traded on the National Market and is quoted electronically under the NASDAQ symbol LXBK. The LSB website, which links online banking users to LSB By Net, is www.lsbnc.com.

     Market makers include: Davenport & Company LLC; Friedman Billings Ramsey & Co.; FTN Midwest Research Secs.; Goldman, Sachs & Co.; Keefe, Bruyette & Woods,

Inc.; Morgan Keegan & Co., Inc.; Morgan Stanley & Co., Inc.; Moors & Cabot, Inc.; The Robinson Humphrey Co.; Sandler O’Neill & Partners, and Schwab Capital Markets.

(END)

Information in this press release contains forward-looking statements. These statements are identified by words such as “expects,” “anticipates,” “should,” or other similar statements about future events. These forward-looking statements involve estimates, assumptions by management, risks, and uncertainties that could cause actual results to differ materially from current projections, including without limitations, the effects of future economic conditions, legislative and regulatory changes, and the effects of competition. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in LSB’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. LSB undertakes no obligations to revise these statements following the date of this news release.

LSB Bancshares, Inc.
Consolidated Balance Sheets
(In Thousands)

	June 30
	2004	2003
Assets
Cash and Due from Banks	$46,522	$49,895
Interest-Bearing Bank Balances	1,723	4,430
Federal Funds Sold	18,768	15,050
Investment Securities:
Held to Maturity, at Amortized Cost	30,740	40,426
Available for Sale, at Market Value	93,422	92,582
Loans	687,736	674,391
Less, Reserve for Loan Losses	(8,112)	(7,724)

Net Loans	679,624	666,667
Premises and Equipment	16,884	14,250
Other Assets	12,392	11,361

Total Assets	$900,075	$894,661

Liabilities
Deposits:
Demand	$89,699	$101,798
Savings, N.O.W. and Money Market Accounts	414,263	401,573
Certificates of Deposit of less than $100,000	119,549	136,711
Certificates of Deposit of $100,000 or more	91,519	101,742

Total Deposits	715,030	741,824
Securities Sold Under Agreements to Repurchase	1,134	1,068
Borrowings from the Federal Home Loan Bank	90,000	58,000
Other Liabilities	4,642	5,337

Total Liabilities	810,806	806,229

Shareholders’ Equity
Preferred Stock, Par Value $.01 Per Share:
Authorized 10,000,000 shares; none issued	0	0
Common Stock, Par Value $5 Per Share:
Authorized 50,000,000 Shares; Issued 8,579,468 Shares in 2004 and 8,522,590 Shares in 2003	42,897	42,613
Paid-In Capital	10,397	9,974
Directors’ Deferred Plan	(1,174)	(1,085)
Retained Earnings	37,349	35,109
Accumulated Other Comprehensive Income	(200)	1,821

Total Shareholders’ Equity	89,269	88,432

Total Liabilities and Shareholders’ Equity	$900,075	$894,661

Memorandum: Standby Letters of Credit	$5,366	$3,628

LSB Bancshares, Inc.
Consolidated Statements of Income
(In Thousands Except Share Data and Note)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2004	2003	2004	2003
Interest Income
Interest and Fees on Loans	$10,848	$11,522	$21,442	$22,833
Interest on Investment Securities:
Taxable	771	1,021	1,591	2,063
Tax Exempt	372	398	754	803
Interest-Bearing Bank Balances	37	44	86	98
Fed Funds Sold	39	64	85	161

Total Interest Income	12,067	13,049	23,958	25,958

Interest Expense
Deposits	1,597	2,167	3,242	4,466
Securities Sold Under Agreements to Repurchase	2	3	5	8
Borrowings for the Federal Home Loan Bank	821	769	1,630	1,544

Total Interest Expense	2,420	2,939	4,877	6,018

Net Interest Income	9,647	10,110	19,081	19,940
Provision for Loan Losses	781	487	1,292	1,074

Net Interest Income After Provision for Loan Losses	8,866	9,623	17,789	18,866

Noninterest Income
Service Charges on Deposit Accounts	1,835	1,716	3,506	3,323
Gains on Sales of Mortgages	147	379	257	737
Other Operating Income	1,907	1,620	3,482	3,004

Total Noninterest Income	3,889	3,715	7,245	7,064

Noninterest Expense
Personnel Expense	4,962	5,299	10,109	10,315
Occupancy Expense	420	394	880	778
Equipment Depreciation and Maintenance	554	499	1,093	974
Other Operating Expense	3,532	3,117	6,490	5,999

Total Noninterest Expense	9,468	9,309	18,572	18,066

Income Before Income Taxes	3,287	4,029	6,462	7,864
Income Taxes	1,051	1,332	2,073	2,613

Net Income	$2,236	$2,697	$4,389	$5,251

Earnings Per Share
Basic	$0.26	$0.32	$0.51	$0.62
Diluted	$0.26	$0.31	$0.51	$0.61
Weighted Average Shares Outstanding
Basic	8,587,482	8,510,088	8,570,431	8,492,709
Diluted	8,623,383	8,571,002	8,624,437	8,556,098

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Three Months Ended June 30
	2004	2003	Change
Financial Ratios
Return On Average Assets	1.00	1.23	(23	)BP
Return On Average Shareholders’ Equity	9.76	12.27	(251)
Net Interest Margin (FTE):	4.80	5.00	(20)
Average Balances
Loans	$688,551	$661,435	4.1%
Earning Assets	823,063	823,771	(0.1)
Total Assets	884,631	880,997	0.4
Interest-Bearing Deposits	622,578	640,551	(2.8)
Total Deposits	711,221	727,144	(2.2)
Allowance For Loan Losses
Beginning Balance	$8,224	$7,394	11.2%
Provision For Loan Losses	781	488	60.0
Loans Charged Off	(1,122)	(228)	392.1
Recoveries	229	70	227.1

Ending Balance	8,112	7,724	5.0

LSB Bancshares, Inc.
Financial Highlights
(In Thousands Except Ratios)

	Six Months Ended June 30
	2004	2003	Change
Financial Ratios
Return On Average Assets	1.01	1.21	(20	)BP
Return On Average Shareholders’ Equity	9.80	12.09	(229)
Net Interest Margin (FTE):
Quarterly	4.80	5.00	(20)
Year To Date	4.76	4.97	(21)
Average Balances
Loans	679,186	655,720	3.6%
Earning Assets	820,800	823,041	(0.3)
Total Assets	877,139	876,472	0.1
Interest-Bearing Deposits	622,148	635,418	(2.1)
Total Deposits	706,842	720,002	(1.8)
Allowance For Loan Losses
Beginning Balance	7,846	7,282	7.7%
Provision For Loan Losses	1,292	1,074	20.3
Loans Charged Off	(1,564)	(761)	105.5
Recoveries	538	129	317.1

Ending Balance	8,112	7,724	5.0
Nonperforming Assets
Nonperforming Loans:
Past Due 90 Days Or More	2,052	3,884	(47.2)%
Nonaccrual Loans	1,632	576	183.3
Restructured Loans	1,000	245	308.2

Total Nonperforming Loans	4,684	4,705	(0.4)
Other Real Estate	1,300	1,968	(33.9)

Total Nonperforming Assets	5,984	6,673	(10.3)
Asset Quality Ratios
Nonperforming Loans To Total Loans	0.87	0.99	(0.12	)BP
Nonperforming Loans To Total Assets	0.66	0.75	(0.08)
Allowance For Loan Losses To Total Loans	1.18	1.15	0.03
Net Charge-offs To Average Loans	0.15	0.10	0.05
Allowance For Loan Losses To Nonperforming Loans	1.73 x	1.64 x